EXHIBIT 10.6

SUPERVALU INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD CERTIFICATE

This certifies that the Restricted Stock Award specified below (the “Award”) has been made under the SUPERVALU INC. Long-Term Incentive Plan (the “Plan”) to the person named below. The Award is non-transferable and is subject to all of the terms and conditions of the Plan, and the Restricted Stock Award Terms and Conditions attached hereto.

Name:

Effective Date:

Number of Shares Awarded:

Vesting Date:

In witness whereof, this Certificate has been executed by an authorized officer of SUPERVALU INC. pursuant to the authority granted by the Executive Personnel and Compensation Committee of its Board of Directors.

Date

I acknowledge receipt of the Award, the attached Restricted Stock Award Terms and Conditions of which this Certificate is a part, a copy of the Plan and the Prospectus relating thereto. I accept the Award subject to the terms and conditions of the Plan and the Restricted Stock Award Terms and Conditions.

Name	Date

SUPERVALU INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

SUPERVALU INC. (the “Company”) has established the Long-Term Incentive Plan (as amended from time to time, the “Plan”), pursuant to which certain key employees of the Company may receive awards (each an “Award”) of restricted shares of the Company’s common stock (each a “Share”). Each Award is evidenced by a Restricted Stock Award Certificate (the “Certificate”) setting forth the employee’s name, the date the Award is granted, the number of Shares subject thereto, and the date all rights to the Shares fully vest in favor of the employee and the restrictions thereon lapse. The Award is governed by and subject to, the terms and conditions of the Plan and those set forth herein.

1. Award of Restricted Stock

The Company has granted you an Award of Restricted Stock for the number of Shares set forth in the Certificate attached hereto. The Award shall become effective as of the date set forth in the Certificate, after you have signed and returned the Certificate to the Company.

2. Vesting; Change in Control

(a) The Shares shall vest in full in favor of you on the date set forth in the Certificate provided you remain continuously employed by the Company or any of its affiliates until such date.

(b) Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Plan) prior to the vesting of the Shares, all Shares shall vest in full as of the date of such Change in Control if you have been continuously employed by the Company or any of its affiliates until the date of such Change in Control.

3. Forfeiture; Early Vesting in Event of Death, Disability or Retirement

(a) If you cease to be an employee of the Company or any of its affiliates for any reason other than death, Disability (as defined below) or Retirement (as defined below), prior to the vesting of the Shares pursuant to Section 2 hereof, then your rights to all of the Shares not theretofore vested shall be immediately and irrevocably forfeited.

(b) If you cease to be an employee of the Company or any of its affiliates by reason of death, Disability or Retirement prior to the vesting of the Shares pursuant to Section 2 hereof, then you or your estate shall become immediately vested, as of the date of such death, Disability or Retirement, in all unvested Shares; provided, however, that the vesting upon Retirement of all unvested Shares shall require the approval of the Executive Personnel and Compensation Committee of the Board of Directors of the Company (the “Committee”). No transfer by will or by laws of descent and distribution of any Shares which vest by reason of your death shall be effective to bind the Company, unless the Company shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Company may deem necessary to establish the validity of the transfer.

For purposes hereof, “Disability” is defined as eligibility for long-term disability payments under the applicable Long-Term Disability Plan of the Company; and “Retirement” is defined as severance of employment after age 55, with ten (10) or more years of service with the Company or its affiliates.

4. Restrictions on Transfer

Except as may be otherwise determined by the Committee, until the Shares vest pursuant to Section 2 or 3 hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered by you, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

5. Issuance and Custody of Certificate

(a) The Company shall, at its option, cause the Shares to be issued in “book entry” form, i.e. registered with the company’s stock transfer agent, in your name, or in the form of a certificate registered in your name, in each case, with the following legend or a legend containing words substantially similar thereto:

“The shares of Common Stock represented by this book entry or certificate are subject to forfeiture, and the transferability of this entry or certificate and the shares of Common Stock represented thereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the SUPERVALU INC. Long-Term Incentive Plan and a Restricted Stock Award Certificate executed by SUPERVALU INC. and the registered owner of such shares. Copies of such Plan and Certificate are on file in the office of the Secretary of SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota.”

(b) Any certificate issued pursuant to Section 5(a) hereof shall be deposited by the Company with the Secretary of the Company or a custodian designated by the Secretary. Upon request, the Secretary or such custodian shall issue a receipt to you evidencing the certificate or certificates held which are registered in your name.

(c) After Shares vest pursuant to Sections 2 or 3 hereof, the Company shall promptly cause: (i) a certificate or certificates evidencing such vested Shares to be issued and registered in your name or your name and the name of another adult person (21 years of age or older) as joint tenants, and delivered to you or your legal representative(s), beneficiary(ies) or heir(s); or, (ii) such Shares to be registered in book entry form in your name or your name and the name of another adult person (21 years of age or older) as joint tenants, and sent by electronic delivery to your brokerage account or that of your legal representative(s), beneficiary(ies) or heir(s); in each case, together with any other property held in custody with respect to such Shares pursuant to Section 6(c) hereof and free of the legend provided in Section 5(a) hereof.

Only whole Shares shall be issued to you pursuant to a certificate; the value of any fractional Share shall be paid in cash at the time a certificate evidencing such fractional Share would otherwise have been delivered to you hereunder and shall be based on the Fair Market Value (as defined below) of the Common Stock.

6. Distributions and Adjustments

(a) If the Shares vest in your favor subsequent to any change in the number or character of the outstanding Shares of the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend or otherwise), you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if the Shares had vested prior to the event changing the number or character of outstanding Shares of Common Stock.

(b) Any additional Shares, any other securities of the Company and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares. Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed to you at the same time cash dividends or other cash distributions are distributed to stockholders of the Company generally.

(c) Any additional Shares, any securities and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date such Shares vest shall be promptly deposited with the Secretary or the custodian designated by the Secretary to be held in custody in accordance with Section 5(c) hereof.

7. Taxes

(a) In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Company may take such action, and may require you to take such action, as it deems appropriate to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

(b) You may elect to satisfy any federal and state income tax withholding obligations arising upon the vesting of any Shares pursuant to Sections 2 or 3 hereof by (i) having the Company withhold a portion of the Shares otherwise to be delivered by you upon such vesting having a Fair Market Value (as defined below) equal to the amount of federal and state income taxes required to be withheld on such vesting, or (ii) delivering to the Company shares of Common Stock, other than the Shares issuable upon such vesting, having a Fair Market Value equal to such taxes. You may elect to satisfy any federal and state income tax withholding obligations arising prior to the vesting of any Shares pursuant to Sections 2 or 3 hereof by delivering to the Company Shares other than the Shares issuable upon such vesting having a Fair Market Value equal to such taxes. For purposes hereof, the term “Fair Market Value” shall mean the average of the opening and closing sale price of a Share as reported on the New York Stock Exchange on the date of determination, or, if no trading in the Common Stock occurred on the date of determination, on the day closest to the date of determination when such trading did occur. Any election pursuant to this paragraph (b) will be subject to such rules as may be adopted from time to time by the Committee.

8. Covenants.

(a) Non-competition Covenant. You agree that you will not be an employee, trustee, principal, agent, consultant, partner, director or substantial stockholder of any company or business that is engaged in the same business in which you were employed by the Company or any of its affiliates. This paragraph shall not apply in the event of a Change in Control as described in the Plan.

(b) Confidential Information Covenant. You acknowledge that you will have access to and gain knowledge of highly confidential and proprietary information and trade secrets pertaining to the Company, its affiliates, customers, suppliers, joint ventures, licensors, licensees, distributors and other persons and entities with whom the Company does business (“Confidential Information”) in the course of your employment with the Company or any of its affiliates. You agree to hold all Confidential Information in a fiduciary capacity for the sole benefit of the Company and/or its affiliates. You further agree that you will not, without the prior written consent of the Company or as required by your duties as an employee of the Company or any of its affiliates, in any way divulge or disclose any Confidential Information. All Confidential Information, including all copies, notes and replications thereof will remain the sole property of the Company and/or its affiliates, and must be returned to the Company immediately upon your termination of employment.

(c) Non-solicitation Covenant. You agree that you will not, directly or in concert with others, have any contact for the purpose of recruiting or soliciting any employee(s) of the Company or any of its affiliates to terminate their employment with the Company or such affiliate in order to become associated with another employer. You agree that, with respect to the customers or accounts of the business unit(s) in which you worked or over which you had management responsibility, you will not, directly or in concert with others, have contact with such customers or accounts for the purpose of attempting to divert any customer’s business or any account from the Company or any of its affiliates.

(d) No Disparaging Statements Covenant. You agree that you will not make any disparaging statements about the Company, its affiliates, directors, officers, agents, employees, products, pricing policies or services.

(e) Term. You agree that each of the covenants set forth in this Section will continue in effect during your employment with the Company or any of its affiliates, and for a period of fifteen (15) months after your employment with the Company or such affiliate ends.

(f) Remedies for Breach of these Covenants. Should you violate any of the above covenants, you agree that the Company shall recover from you the monetary loss resulting from such breach, together with the costs and attorneys fees necessary to gain such recovery. In addition to monetary relief, you agree that upon your breach of any covenant in this Section, your Award will be immediately forfeited, and that a court may order injunctive relief requiring you to stop all actions in violation of the provisions of this Section.

(g) Enforceability of these Covenants. You agree that to the extent that a court determines that any provision of this Section detailing the covenants set forth herein is invalid or unenforceable, such provision shall be deleted, but all remaining provisions shall remain in full force and effect.

9. Arbitration

You and the Company agree that any controversy, claim, or dispute arising out of or relating to the Restricted Stock Award Certificate or the breach of any of these Restricted Stock Award Terms and Conditions, or arising out of or relating to your employment relationship with the Company or any of its affiliates, or the termination of such relationship, shall be resolved by binding arbitration before a neutral arbitrator under rules set forth in the Federal Arbitration Act. By way of example only, such claims include claims litigated under federal, state and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, including the Civil Rights Act of 1994, the Americans with Disabilities Act, the law of contract and the law of tort. You and the Company agree that such claims may be brought in an appropriate administrative forum, but at the point at which you or the Company seek a judicial forum to resolve the matter, this agreement for binding arbitration becomes effective. This agreement to arbitrate shall continue in full force and effect despite the forfeiture of your Award or the termination of your employment relationship with the Company or any of its affiliates. You and the Company agree that any award rendered by the arbitrator shall be final and binding and that judgment upon the final award may be entered in any court having jurisdiction thereof. You and the Company hereby knowingly and voluntarily waive any right to have any such dispute tried and adjudicated by a judge or jury. The arbitrator may grant any remedy or relief that the arbitrator deems just and equitable, including any remedy or relief that would have been available to you, the Company or any of its affiliates had the matter been heard in court. All expenses of the arbitration, including the required travel and other expenses of the arbitrator and any witnesses, and the costs relating to any proof produced at the direction of the arbitrator, shall be borne equally by you and the Company unless otherwise mutually agreed or unless the arbitrator directs otherwise in the award. The arbitrator’s compensation shall be borne equally by you and the Company unless otherwise mutually agreed or unless the law provides otherwise.

10. Severability In the event that any portion of these Restricted Stock Award Terms and Conditions shall be held to be invalid, the same shall not affect in any respect whatsoever the validity and enforceability of the remainder of these Restricted Stock Award Terms and Conditions.

11. Miscellaneous

(a) The terms and conditions set forth herein are subject in all respects to the terms of the Plan. In the event that any provision of hereof is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising hereunder shall be determined by the Committee or its delegates, and such determination shall be final and conclusive upon all parties in interest.

(b) Nothing in the Certificate or herein shall confer on you any right with respect to continuance of employment by the Company or any of its affiliates, nor will it interfere in any way with the right of the Company to terminate such employment at any time with or without cause.

(c) You shall have none of the rights of a shareholder with respect to the Shares until the Shares have vested in your favor as provided herein, except the rights to receive all cash dividends or other cash distributions and the right to vote.

(d) Any compensation realized from the receipt or payment of (or the lapse of restrictions relating to) the Award shall constitute a special long-term incentive payment to you and shall not be taken into account as compensation in determining the amount of any benefit under any retirement or other employee benefit plan of the Company or any of its affiliates.

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